Exhibit 99.1

GAUCHO HOLDINGS ACHIEVES KEY NASDAQ MILESTONE

Company Leverages Argentina’s Favorable Investment Climate to Expand Luxury Real Estate Portfolio

MIAMI, FL / May 15, 2024 / Gaucho Group Holdings, Inc. (NASDAQ:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), today announced that it has received a letter from Nasdaq confirming compliance with Nasdaq’s requirement of maintaining a minimum closing bid price of $1.00 for at least 10 consecutive business days. The matter is now closed.

This development positions Gaucho Holdings to benefit from increased market interest and investment activity. Having regained compliance with Nasdaq requirements, the Company’s stock at the current price is now marginable, once again potentially attracting investment from major institutional funds, mutual and other funds, and family offices.

Gaucho Holdings believes the macro global trend of investing in Argentina has shifted in the country’s favor. Investors are once again looking to Argentina as a viable diversification option for their portfolios. The Company continues to focus on expanding its real estate portfolio in the region, leveraging the improving economic landscape to enhance shareholder value.

Recent economic reforms in Argentina have shown promising results, including a reduction in inflation and the achievement of the country’s first quarterly government budget surplus since 2008. These developments have positively influenced market sentiment, as evidenced by the notable rise in the Global X MSCI Argentina ETF (ARGT), which has surged 23% this year.

Gaucho Holdings believes that the recent endorsements by global business leaders, including Tesla CEO Elon Musk, provide a substantial foundation for future investments in Argentina. The Company supports President Milei’s robust invitation to investors and entrepreneurs to consider Argentina as a potential hub for growth and innovation, with the assertion that Argentina could become the “new Mecca of the West.” This aligns with Gaucho Holdings’ vision of tapping into emerging markets with significant growth potential, particularly in the luxury real estate sector.

“We believe now is the perfect time to invest in Argentina,” said Scott Mathis, CEO, and Founder of Gaucho Group Holdings, Inc. “With the country’s newly returned mortgage market and positive economic reforms, we believe we are strategically positioned to take full advantage of these developments. These improvements in Argentina’s economic landscape present unprecedented opportunities for growth and innovation. Just this past week, even Elon Musk took to his social media platform X to express his support by stating, ‘I recommend investing in Argentina.’ We have established ourselves as one of the premier avenues for investors to gain exposure to Argentina, particularly in the luxury real estate sector. Stay tuned, we are working on other developments that we hope to announce soon.”

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.
Rick Stear
Director of Marketing
212.739.7669
rstear@gauchoholdings.com